EXHIBIT 99.2

The following table sets forth the Edible Garden AG Incorporated Unaudited Consolidated Balance Sheets as of June 30, 2025 as follows:

•	on an actual basis;
•	pro forma adjustment to reflect the classification of the Series B Preferred Stock as permanent equity; and
•	on a pro forma, as adjusted basis to reflect the classification of the Series B Preferred Stock as permanent equity.

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EDIBLE GARDEN AG INCORPORATED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)

	As of June 30, 2025
				Unaudited,
	Unaudited,	Unaudited,		Pro Forma
	Actual	Pro Forma		As Adjusted

ASSETS

Current assets:
Cash	$2,821	$		$2,821
Accounts receivable, net	1,211			1,211
Inventory, net	1,367			1,367
Prepaid expenses and other current assets	490			490
				-
Total current assets	5,889			5,889

Property, equipment and leasehold improvements, net	11,006			11,006
Operating lease right-of-use assets	4,480			4,480
Finance lease right-of-use assets	92			92
Intangible assets, net	313			313
Other assets	34			34
				-
TOTAL ASSETS	$21,814	$		$21,814

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES:
Current liabilities:
Accounts payable and other accrued expenses	$2,375	$		2,375
Current maturities of operating lease liabilities	219		-	219
Current maturities of finance lease liabilities	43		-	43
Short-term debt, net of discounts	1,317			1,317
				-
Total current liabilities	3,954			3,954

Long-term liabilities:
Long-term debt, net of discounts	334			334
Long-term operating lease liabilities	881			881
Long-term finance lease liabilities	53			53
				-
Total long-term liabilities	1,268			1,268
				-
Total liabilities	5,222			5,222

COMMITMENTS AND CONTINGENCIES (Note 10)

MEZZANINE EQUITY
Series B redeemable preferred stock	15,000		(15,000)	-

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock ($0.0001 par value, 100,000,000 shares authorized, 2,828,661 and 1,065,402 shares outstanding as of June 30, 2025 and December 31, 2024, respectively (1))	-		-
Preferred stock	-		15,000	15,000
Additional paid-in capital	50,270			50,270
Obligation to issue shares	-			-
Accumulated deficit	(48,678)			(48,678)
				-
Total stockholders’ equity (deficit)	1,592		15,000	16,592

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$21,814	$		$21,814

(1) Adjusted to reflect all past stock splits.

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